Exhibit 99.1

CMS Energy Announces Third Quarter Results, Introduces 2025 Guidance

JACKSON, Mich., Oct. 31, 2024 – CMS Energy announced today reported earnings per share of $0.84 for the third quarter of 2024, compared to $0.60 per share for the same quarter in 2023. The company’s adjusted earnings per share for the third quarter were $0.84, compared to $0.61 per share for the same quarter in 2023. For the first nine months of the year, the company reported $2.45 per share compared to $1.96 per share for the same timeframe in 2023. The company’s adjusted earnings per share on a year-to-year basis were $2.47 in 2024, compared to $2.06 per share in 2023, largely due to constructive regulatory outcomes and solid performance at NorthStar Clean Energy.

CMS Energy reaffirmed its 2024 adjusted earnings guidance of $3.29 to $3.35 per share (*See below for important information about non-GAAP measures) and long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end. The Company also introduced 2025 adjusted earnings guidance of $3.52 to $3.58 per share.

“We continue to make needed investments as outlined in our electric Reliability Roadmap by burying wires, installing sensors and adding other technology to build a smarter and stronger grid. We are committed in our efforts to shorten the length and impact of power outages for our customers and are well positioned to deliver for all stakeholders in 2024 and beyond,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy.

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2024 third quarter results and provide a business and financial outlook on Thursday, October 31 at 9:30 a.m. (EDT). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy's and Consumers Energy's results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23
Operating revenue	$1,743	$1,673	$5,526	$5,512

Operating expenses	1,376	1,402	4,464	4,683

Operating Income	367	271	1,062	829

Other income	84	77	283	279

Interest charges	178	164	528	471

Income Before Income Taxes	273	184	817	637

Income tax expense	26	11	125	81

Income From Continuing Operations	247	173	692	556

Income from discontinued operations, net of tax	-	-	-	1

Net Income	247	173	692	557

Loss attributable to noncontrolling interests	(6)	(3)	(46)	(21)

Net Income Attributable to CMS Energy	253	176	738	578

Preferred stock dividends	2	2	7	7

Net Income Available to Common Stockholders	$251	$174	$731	$571

Diluted Earnings Per Average Common Share	$0.84	$0.60	$2.45	$1.96

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	9/30/24	12/31/23
Assets
Current assets
Cash and cash equivalents	$412	$227
Restricted cash and cash equivalents	55	21
Other current assets	2,236	2,591
Total current assets	2,703	2,839
Non-current assets
Plant, property, and equipment	26,671	25,072
Other non-current assets	5,443	5,606
Total Assets	$34,817	$33,517

Liabilities and Equity
Current liabilities (1)	$1,684	$1,822
Non-current liabilities (1)	8,325	7,927
Capitalization
Debt and finance leases (excluding securitization debt) (2)	15,451	14,856
Preferred stock and securities	224	224
Noncontrolling interests	530	581
Common stockholders' equity	7,887	7,320
Total capitalization (excluding securitization debt)	24,092	22,981
Securitization debt (2)	716	787
Total Liabilities and Equity	$34,817	$33,517

(1)	Excludes debt and finance leases.
(2)	Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Nine Months Ended
	9/30/24	9/30/23
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$248	$182

Net cash provided by operating activities	1,967	1,904
Net cash used in investing activities	(2,101)	(2,737)
Cash flows from operating and investing activities	(134)	(833)
Net cash provided by financing activities	353	835

Total Cash Flows	$219	$2

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$467	$184

 CMS ENERGY CORPORATION
Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Nine Months Ended
	9/30/24		9/30/23		9/30/24		9/30/23
Net Income Available to Common Stockholders	$251		$174		$731		$571
Reconciling items:
Disposal of discontinued operations (gain) loss	-		-		-		(1)
Tax impact	-		-		-		*
Other exclusions from adjusted earnings**	*		1		6		6
Tax impact	(*	)	(1)		(1)		(2)
Voluntary separation program	-		5		*		33
Tax impact	-		(1)		(*	)	(8)

Adjusted net income – non-GAAP	$251		$178		$736		$599

Average Common Shares Outstanding - Diluted	298.8		291.4		298.2		291.3

Diluted Earnings Per Average Common Share
Reported net income per share	$0.84		$0.60		$2.45		$1.96
Reconciling items:
Disposal of discontinued operations (gain) loss	-		-		-		(* )
Tax impact	-		-		-		*
Other exclusions from adjusted earnings**	*		*		0.02		0.02
Tax impact	(*	)	(*	)	(*	)	(* )
Voluntary separation program	-		0.01		*		0.11
Tax impact	-		(*	)	(*	)	(0.03)

Adjusted net income per share – non-GAAP	$0.84		$0.61		$2.47		$2.06

* Less than $0.5 million or $0.01 per share.

** Includes restructuring costs and business optimization initiative.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, or other items.  The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.